Exhibit 3.2

FIFTH AMENDED AND RESTATED BYLAWS

of

Autobytel Inc.

(a Delaware corporation)

FIFTH AMENDED AND RESTATED BYLAWS

of

Autobytel Inc.
(a Delaware corporation)

ARTICLE I
OFFICES

Section 1.01                      REGISTERED OFFICE.  The registered office of Autobytel Inc. (hereinafter called the “Corporation”) shall be at such place in the State of Delaware as shall be designated by the Board of Directors (hereinafter called the “Board”).

Section 1.02                      PRINCIPAL OFFICE.  The principal office for the transaction of the business of the Corporation shall be at such location, within or without the State of Delaware, as shall be designated by the Board.

Section 1.03                      OTHER OFFICES.  The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.01                      ANNUAL MEETINGS.  Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings shall be held each year at such time, date and place, if any, as the Board shall determine by resolution.  In the absence of such designation, the annual meeting of stockholders shall be held at 3:00 p.m., on the third Thursday in June at the principal office of the Corporation.  However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.

Section 2.02                      SPECIAL MEETINGS.  Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these Bylaws, include the power to call such meetings, or by the Chairman of the Board, or by the President, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provision of the Corporation’s certificate of incorporation (“Certificate of Incorporation”) or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware (or its successor statute as in effect from time to time hereafter) (“General Corporation Law of Delaware”), then such special meeting may also be called by, or at the direction of, the person or persons, in the manner, at the time and for the purposes so specified.

Section 2.03                      PLACE OF MEETINGS.  All meetings of the stockholders shall be held at such places, if any, within or without the State of Delaware, as designated by the Board and specified in the respective notices or waivers of notice thereof.  In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2.04                      NOTICE OF MEETINGS.  Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.  Notice may be given (i) by delivering a typewritten or printed notice thereof to such stockholder personally, (ii) by depositing such notice in the United States mail or nationally recognized overnight courier, in a postage prepaid envelope, directed to such stockholder at such stockholder’s address furnished by such stockholder to the Secretary of the Corporation for such purpose or, if such stockholder shall not have furnished to the Secretary such stockholder’s address for such purpose, then at such stockholder’s address as it appears on the records of the Corporation, or (iii) subject to the prior consent of the stockholder to whom the notice is to be given, by email or other form of electronic transmission as permitted by Section 232 of the General Corporation Law of Delaware.  Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required.  Every notice of a meeting of the stockholders shall state the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), the means of remote communication, if any, by which stockholders may be deemed present and, in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice of special meeting may be transacted).  The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board intends to present for election.

An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall, in the absence of fraud, be prima facie evidence of the giving of such notice.

Section 2.05                      QUORUM.  Except as otherwise provided by statute or by the certificate of incorporation, the holders of record of a majority in voting power of the shares of stock of the Corporation issued and outstanding and entitled to be voted, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof.  The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting power of the shares of stock present in person or by proxy and entitled to vote thereat, or any officer entitled to preside at or to act as secretary of such meeting, may adjourn such meeting from time to time.  Notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

Section 2.06                      VOTING.

At each meeting of the stockholders, each stockholder shall be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation which has voting rights on the matter in question and which shall have been held by such stockholder and registered in such stockholder’s name on the books of the Corporation on the record date for the determination of stockholders entitled to vote at such meeting.

Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.  Notwithstanding the foregoing, persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock.  Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon.  Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship respecting the same shares, shall be voted in accordance with the provisions of the General Corporation Law of Delaware.

Any such voting rights may be exercised by the stockholder entitled thereto in person or by such stockholder’s proxy appointed in accordance with the General Corporation Law of Delaware; provided, however, that no proxy shall be voted or acted upon after three (3) years from its date unless said proxy shall provide for a longer period.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.  At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, applicable law or pursuant to any regulation applicable to the Corporation or its securities, shall be decided by the vote of a majority in voting power of the shares present in person or by proxy and entitled to vote thereat and thereon.  The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting.  On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy if there be such proxy, and it shall state the number of shares voted.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

Section 2.07                      LIST OF STOCKHOLDERS.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation.  The list of stockholders must also be open to examination at the meeting as required by applicable law.  If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.07 or to vote in person or by proxy at any meeting of stockholders.

Section 2.08                      INSPECTOR OF ELECTION.  The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of the inspector’s ability.  The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots.  Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 2.09                      STOCKHOLDER ACTION WITHOUT MEETINGS.  Unless otherwise provided by the Certificate of Incorporation, any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which minutes of proceedings of stockholders are recorded.  Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 2.10                      ADVANCE NOTICE PROVISION FOR NOMINATION OF DIRECTORS.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board may be made at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors, (a) if specified in the notice of meeting (or any supplement thereto) given by or at the discretion of the Board (or a duly authorized committee thereof), (b) by or at the direction of the Board (or any duly authorized committee thereof) or (c) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.10 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.10.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (B) the name of each nominee holder of shares of capital stock of the Corporation owned beneficially but not of record by such person or affiliates or associates of such person and the number of shares held by each such nominee; (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into as of or prior to, and is in effect as of, the date of the stockholder’s notice by, or on behalf of, such person or any affiliates or associates of such person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such person or any affiliate or associate of such person, with respect to shares of stock of the Corporation; and (v) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and record address of such stockholder as they appear on the Corporation’s books, and of such beneficial owner; (ii) (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, and (B) the name of each nominee holder of shares of capital stock of the Corporation owned beneficially but not of record by such stockholder or beneficial owner and the number of shares held by each such nominee; (iii) a description of all arrangements or understandings between such stockholder and/or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Corporation; (v) a representation that such stockholder is a holder of record of the stock of the Corporation as of the date of the stockholder’s notice required by this Section 2.10 and that such stockholder intends to be a holder of record of stock of the Corporation on the record date for the determination of stockholders entitled to vote at such meeting; (vii) that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (viii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies or votes from stockholders in support of such nomination; and (ix) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board is increased effective at the annual meeting and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10.  If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

For purposes of this Section 2.10, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed or furnished by the Corporation with or to the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Compliance with this Section 2.10 shall be the exclusive means for a stockholder to make nominations.

Section 2.11                      ADVANCE NOTICE PROVISION FOR PROPOSING BUSINESS AT A STOCKHOLDERS’ MEETING.  No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.11.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and any proposed business must constitute a proper matter for stockholder action.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each matter such stockholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and record address of such stockholder as they appear on the Corporation’s books, and of the beneficial owner; (ii) (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner, and (B) the name of each nominee holder of shares of capital stock of the Corporation owned beneficially but not of record by such stockholder or beneficial owner and the number of shares held by each such nominee; (iii) a description of all arrangements or understandings between such stockholder and/or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and such beneficial owner and any material interest of such stockholder and/or beneficial owner in such business; (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into as of or prior to, and is in effect as of, the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Corporation; (v) a representation that such stockholder is a holder of record of stock of the Corporation as of the date of the giving of the stockholder’s notice required by this Section 2.11 and intends to be a holder of record of stock of the Corporation on the record date for the determination of stockholders entitled to vote at such annual meeting date; (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (vii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal.

The foregoing notice requirements of this Section 2.11 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of such stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.11.  If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

For purposes of this Section 2.11, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly with or furnished by the Corporation with or to the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11; provided however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any other business to be considered pursuant to this Section 2.11, and compliance with this Section 2.11 shall be the exclusive means for a stockholder to submit other business (other than, as provided in the fifth paragraph of this Section 2.11, matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).  Nothing in this Section 2.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.

Section 2.12                      ORGANIZATION.  The Chief Executive Officer, or in the absence of the Chief Executive Officer, the Chairman of the Board, shall call the meeting of the stockholders to order, and shall act as chairman of the meeting.  In the absence of the Chief Executive Officer, the Chairman of the Board, and all of the Vice Presidents, the stockholders shall appoint a chairman for such meeting.  The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business.  The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary at any meeting of the stockholders, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.13                      CONDUCT OF MEETINGS.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting.  The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the chairman should so determine, the chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III
BOARD OF DIRECTORS

Section 3.01                      GENERAL POWERS.  The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all of the powers of the Corporation, except such as may be otherwise provided in the Certificate of Incorporation or required by applicable law.

Section 3.02                      NUMBER.  The authorized number of directors of the Corporation shall be nine (9) members until changed by an amendment of this Section 3.02.  Directors need not be stockholders in the Corporation.

Section 3.03                      ELECTION OF DIRECTORS.  The directors shall be elected by the stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected.  The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified board.

Except as provided in Sections 3.04 and 3.05 of these Bylaws, at each annual meeting of stockholders, directors will be elected to serve from the time of election and qualification until the third annual meeting following election.

Section 3.04                      RESIGNATIONS.  Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board or to the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its delivery; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.05                      VACANCIES.  Except as otherwise provided in the Certificate of Incorporation or these Bylaws, any vacancy on the Board, whether because of death, resignation, disqualification, an increase in the number of directors or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director.  Each director so chosen to fill a vacancy shall hold office until such director’s successor shall have been elected and shall qualify or until such director shall resign or shall have been removed.  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

Upon the resignation of one or more directors from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided hereinabove in the filling of other vacancies.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(i)           Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii)           Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

Section 3.06                      PLACE OF MEETING; TELEPHONE CONFERENCE MEETING.  The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or waiver of notice of any such meeting.  Directors may participate in any regular or special meeting of the Board by means of telephone conference or other communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.07                      FIRST MEETING.  The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

Section 3.08                      REGULAR MEETINGS.  Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine.  If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day which is not a legal holiday.  Except as provided by law, notice of regular meetings need not be given.

Section 3.09                      SPECIAL MEETINGS.  Special meetings of the Board may be called at any time by the Chairman of the Board or the President or by any three (3) directors, to be held at the principal office of the Corporation, or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate.

Notice of the time and place of special meetings shall be given to each director either (i) by mailing or otherwise sending to the director a written notice of such meeting, charges prepaid, addressed to the director at the director’s respective address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held, at least seventy-two (72) hours prior to the time of the holding of such meeting; (ii) by orally communicating the time and place of the special meeting to him or her at least forty-eight (48) hours prior to the time of the holding of such meeting; or (iii) via facsimile, email or other electronic transmission, transmitted to the director at the director’s facsimile number, email address or other electronic address as it is shown upon the records of the Corporation, at least forty-eight (48) hours prior to the time of the holding of such meeting.  Any of the notices as above provided shall be due legal and personal notice to such director.  Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.

Whenever notice is required to be given, either to a stockholder or a director, under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof, either in writing or by electronic transmission, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting, whether in person or by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of directors or committee of directors need be specified in any written waiver of notice.

All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.10                      QUORUM AND ACTION.  Except as otherwise provided in these Bylaws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative vote of a majority of the directors present.  In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present.  Notice of the time and place of holding an adjourned meeting of the Board need not be given unless the meeting is adjourned for more than twenty-four (24) hours.  If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.09 of these Bylaws, to the directors who were not present at the time of adjournment.  The directors shall act only as a Board, and the individual directors shall have no power as such.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the quorum for that meeting.

Section 3.11                      ACTION BY CONSENT.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or such committee.  Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

Section 3.12                      COMPENSATION.  No stated salary need be paid to directors, as such, for their services but, as fixed from time to time by resolution of the Board, the directors may receive directors’ fees, compensation (including without limitation cash compensation and/or the grant of stock options or stock) and reimbursement for expenses for attendance at directors’ meetings, for serving on committees and for discharging their duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.13                      COMMITTEES.  Pursuant to Section 141(c)(2) of the General Corporation Law of Delaware, the Board may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board will establish and maintain an Audit Committee and a Compensation Committee.  Any committee of the Board, to the extent permitted by law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no committee of the Board shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation.

The Board may designate one or more directors as alternative members of any committee who may replace any absent or disqualified member at any committee meeting.  In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

A majority of the members, or replacements thereof, of any such committee shall constitute a quorum for the transaction of business.  Every act or decision done or made by the affirmative vote of a majority of the members, or replacements thereof, present at a meeting of the committee at which a quorum is present shall constitute the act or decision of such committee.

Section 3.14                      MEETINGS AND ACTIONS OF COMMITTEES.  Meetings and actions of committees shall be governed by, and held and taken in accordance with, the following provisions of Article III of these Bylaws: Section 3.06 (place of meetings; meetings by telephone), Section 3.08 (regular meetings), Section 3.09 (special meetings; notice), Section 3.10 (quorum and action), and Section 3.11 (action by consent), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee and that special meetings of committees may also be called by resolution of the Board.  The Board may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

Section 3.15                      CHAIRMAN OF THE BOARD.  The Board may elect a Chairman of the Board and may have one or more Vice Chairmen.  The Chairman of the Board and the Vice Chairmen shall be appointed from time to time by the Board and shall have such powers and duties as shall be designated by the Board.

ARTICLE IV
OFFICERS

Section 4.01                      OFFICERS.  The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary.  The Corporation may also have, at the discretion of the Board, one or more Vice Presidents (who may include a Chief Operating Officer and a Chief Accounting Officer), one or more Assistant Vice Presidents, a Treasurer, one or more Assistant Secretaries, and such other officers as may be appointed in accordance with the provisions of Section 4.03 of these Bylaws.  One person may hold two or more offices, except that the Secretary may not also hold the office of President.  The salaries of all officers of the Corporation above the rank of Vice President shall be fixed by the Board, unless at the discretion of the Board, the Board elects to fix the salaries of officers at or below the rank of Vice President.

Section 4.02                      ELECTION.  The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.03 or Section 4.05 of these Bylaws, shall be chosen annually by the Board, and each shall hold such officer’s office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.

Section 4.03                      SUBORDINATE OFFICERS.  The Board may appoint, or may authorize the Chief Executive Officer to appoint, such other officers below the rank of President as the business of the Corporation may require, including without limitation Vice Presidents and Assistant Secretaries, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board or the Chief Executive Officer from time to time may specify, and shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve.

Section 4.04                      REMOVAL AND RESIGNATION.  Any officer may be removed, with or without cause (subject to any right such officer may have under an employment contract with the Corporation), by the Board, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by the Chief Executive Officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving a notice, in writing or by electronic transmission, to the Board, the Chairman of the Board, the President or the Secretary of the Corporation.  Any such resignation shall take effect at the date of the delivery of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective; provided that this provision shall not supersede any powers of the Board or the Chief Executive Officer pursuant to this Section 4.04.

Section 4.05                      VACANCIES.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for the regular appointments to such office.

Section 4.06                      CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer of the Corporation shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation.  Such officer shall preside at all meetings of stockholders and the Board.  Such officer shall have the general powers and duties of management usually vested in the chief executive officer of a corporation and shall have such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to such officer by the Board or as prescribed by these Bylaws.  In the absence or disability of the President, the Chief Executive Officer, in addition to said officer’s assigned duties and powers, shall perform all the duties of the President and when so acting shall have all the powers and be subject to all restrictions upon the President.

Section 4.07                      PRESIDENT.  The President shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to such officer by the Chief Executive Officer (unless the President is also the Chief Executive Officer) or by the Board or as is prescribed by these Bylaws.  In the absence or disability of the Chief Executive Officer, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the powers and be subject to all the restrictions upon the Chief Executive Officer.

Section 4.08                      CHIEF OPERATING OFFICER.  If a Chief Operating Officer is appointed in accordance with these Bylaws, the Chief Operating Officer shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to the Chief Operating Officer by the Chief Executive Officer or by the Board.  In the absence or disability of both the Chief Executive Officer and the President, the Chief Operating Officer shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the powers and be subject to all the restrictions upon the Chief Executive Officer.

Section 4.09                      CHIEF FINANCIAL OFFICER.  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to such individual’s position as director.  Unless a Treasurer for the Corporation has been appointed in accordance with these Bylaws, the Chief Financial Officer shall also be the Treasurer.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board.  The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all of such officer’s transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

Section 4.10                      VICE PRESIDENT.  The Vice President(s), if any, shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as from time to time may be assigned to each of them by the President, by the Chief Executive Officer, by the Board or as is prescribed by these Bylaws.  A Vice President may also be designated as a “Senior Vice President” or “Executive Vice President.”  In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all of the duties of the President and when so acting shall have all of the powers of and be subject to all the restrictions upon the President.  A Vice President may be designated the Chief Accounting Officer who may be the Chief Financial Officer, and any person so designated shall have such powers as is customary for a Chief Accounting Officer.

Section 4.11                      SECRETARY.  The Secretary shall keep, or cause to be kept, a book of minutes at the principal office for the transaction of the business of the Corporation, or such other place as the Board may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office for the transaction of the business of the Corporation or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board required by these Bylaws or by law to be given and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.  If for any reason the Secretary shall fail to give notice of any special meeting of the Board called by one or more of the persons identified in Section 3.09 of these Bylaws, or if the Secretary shall fail to give notice of any special meeting of the stockholders called by one or more of the persons identified in Section 2.02 of these Bylaws, then any such person or persons may give notice of any such special meeting.

Section 4.12                      ASSISTANT SECRETARY.  The Assistant Secretary, if any, or, if there is more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE V
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 5.01                      EXECUTION OF CONTRACTS.  The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws or in the case of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, within the agency power of such officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.  Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.02                      CHECKS, DRAFTS, ETC.  All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time shall be determined by resolution of the Board.  Each such person shall give such bond, if any, as the Board may require.

Section 5.03                      DEPOSIT.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, attorney or attorneys, of the Corporation to whom such power shall have been delegated by the Board.  For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, the Chief Executive Officer, the Chief Financial Officer or any Vice President (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall be determined by the Board from time to time) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

Section 5.04                      GENERAL AND SPECIAL BANK ACCOUNTS.  The Board from time to time may authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by an officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board.  The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI
SHARES AND THEIR TRANSFER

Section 6.01                      CERTIFICATES FOR STOCK.  The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation.  Any of or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Certificates for shares shall be of such form as the Board may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a summary statement or reference to the powers, designations, preferences or other special rights of such stock and the qualifications, limitations or restrictions of such preferences and/or rights, if any; a statement or summary of liens, if any; a conspicuous notice of restrictions upon transfer or registration of transfer, if any; a statement as to any applicable voting trust agreement; and if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

In the case of uncertificated shares, except as otherwise determined by the Board, the Corporation shall, within a reasonable time after the issuance or transfer of uncertificated stock, send to the registered owner thereof a written notice setting forth the above.  Notices to registered owners shall be in such form as the Board may designate.

A record shall be kept of the respective names of the persons, firms or corporations owning the stock of the Corporation, either represented by certificates or uncertificated, the number and class of shares respectively owned, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.04 of these Bylaws.

Section 6.02                      TRANSFER OF STOCK.  Transfer of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the registered holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03 of these Bylaws, and (i) in the case of certificated shares, upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, and (ii) in the case of uncertificated shares, upon receipt of proper instructions from the registered owner of the uncertificated shares and the Corporation's satisfaction that the transfer complies with all applicable law including applicable tax laws.  The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer or when the proper instruction from the registered owner of the uncertificated shares for transfer shall be received by the Corporation, as the case may be, both the transferor and the transferee request the Corporation to do so.

Section 6.03                      REGULATIONS.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificated and uncertificated shares of the Corporation and the issue of any notices or statements in connection with uncertificated shares.  The Board may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock and all notices or statements in connection with uncertificated shares to bear the signature or signatures of any of them.

Section 6.04                      LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES.  In any case of loss, theft, destruction or mutilation of any certificate of stock, another may be issued, or book-entry for an uncertificated share may be entered, at the Corporation's option, in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sums as the Board may direct and in the case of mutilation, upon surrender of the mutilated certificate; provided, however, that a new certificate may be issued, or book-entry for an uncertificated share may be entered, without requiring any bond when, in the judgment of the Board, it is proper to do so.

Section 6.05                      RECORD DATE.

(a)           In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)           In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such other action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c)           If stockholder action by written consent is not eliminated or restricted by the Corporation’s Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 6.06                      REPRESENTATION OF SHARES OF OTHER CORPORATIONS.  The President or any Vice President and the Secretary or any Assistant Secretary of the Corporation are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to all shares of, or interests in, any other entity or entities standing in the name of the Corporation.  The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares or interests held by the Corporation in any other entity or entities may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 6.07                      SPECIAL DESIGNATION ON CERTIFICATES.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then (i) in the case of certificated shares, the powers, the designations, the preferences, the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, or (ii) in the case of uncertificated shares, except as otherwise determined by the Board, the Corporation shall, within a reasonable time after the issuance or transfer of uncertificated stock, send to the registered owner thereof a written notice setting forth the powers, the designations, the preferences, the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights which would otherwise have been required to be set forth or stated on the face or back of the share certificate, or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  The above can be set forth on the same notice as provided in Section 6.01 of these Bylaws.

ARTICLE VII
INDEMNIFICATION

Section 7.01                      ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION.  The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 7.02                      ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.  The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 7.03                      DETERMINATION OF RIGHT OF INDEMNIFICATION.  Any indemnification under Section 7.01 or 7.02 of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 7.01 and 7.02 of these Bylaws.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum;  (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders.

Section 7.04                      INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY.  Notwithstanding the other provisions of this Article VII, to the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01 or 7.02 of these Bylaws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

Section 7.05                      ADVANCE OF EXPENSES.  Expenses (including attorneys’ fees) incurred by a present or former officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

Section 7.06                      OTHER RIGHTS AND REMEDIES.  The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VII shall not be deemed exclusive and are declared expressly to be nonexclusive of any other rights to which those seeking indemnification or advancements of expenses may be entitled under any bylaw , agreement, vote of stockholders or disinterested directors or otherwise, both as to action in said person’s official capacity and as to action in another capacity while holding such office.

Section 7.07                      INSURANCE.  Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against any such person and incurred by said person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify said person against such liability under the provisions of this Article VII.

Section 7.08                      CONSTITUENT CORPORATIONS.  For the purposes of this Article VII, references to “the Corporation” include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent, of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 7.09                      EMPLOYEE BENEFIT PLANS.  For the purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

Section 7.10                      TERM.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.11                      SEVERABILITY.  If any part of this Article VII shall be found, in any action, suit or proceeding or appeal therefrom or in any other circumstances or as to any particular officer, director, employee or agent to be unenforceable, ineffective or invalid for any reason, the enforceability, effect and validity of the remaining parts or of such parts in other circumstances shall not be affected, except as otherwise required by applicable law.

Section 7.12                      AMENDMENTS.  The foregoing provisions of this Article VII shall be deemed to constitute a contract between the Corporation and each of the persons entitled to indemnification and/or advancement of expenses hereunder, for as long as such provisions remain in effect.  Any amendment to the foregoing provisions of this Article VII which limits or otherwise adversely affects the scope of indemnification, advancement of expenses or other rights of any such persons hereunder shall, as to such persons, apply only to claims arising, or causes of action based on actions or events occurring, after such amendment and delivery of notice of such amendment is given to the person or persons so affected.  Until notice of such amendment is given to the person or persons whose rights hereunder are adversely affected, such amendment shall have no effect on such rights of such persons hereunder.  Any person entitled to indemnification and/or advancement of expenses under the foregoing provisions of this Article VII shall, as to any act or omission occurring prior to the date of receipt of such notice, be entitled to indemnification and/or advancement of expenses to the same extent as had such provisions continued as Bylaws of the Corporation without such amendment.

ARTICLE VIII
RECORDS AND REPORTS

Section 8.01                      MAINTENANCE OF RECORDS.  The Corporation shall, either, at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records of its business and properties.

Section 8.02                      INSPECTION BY DIRECTORS.  Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to such person’s position as a director in accordance with applicable law.

ARTICLE IX
MISCELLANEOUS

Section 9.01                      SEAL.  The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and showing the year of incorporation.

Section 9.02                      WAIVER OF NOTICES.  Any waiver of notice, either in writing or by electronic transmission, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 9.03                      LOANS AND GUARANTIES.  To the extent not prohibited by law, the Corporation may lend money to, or guarantee any obligation of, and otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer who is a director, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation.  The loan, guaranty or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation.  Nothing contained in this Section 9.03 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 9.04                      GENDER.  All personal pronouns used in these Bylaws shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

Section 9.05                      AMENDMENTS.  These Bylaws, or any of them, may be rescinded, altered, amended or repealed, and new bylaws may be made (i) by resolution of the Board or (ii) by the stockholders, by the vote of a majority of the voting power of the outstanding shares of voting stock of the Corporation, at an annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting; provided, however, that Section 2.02 of these Bylaws can only be amended if that Section as amended would not conflict with the Corporation’s Certificate of Incorporation.  Any bylaw made or altered by the stockholders may be altered or repealed by the Board or may be altered or repealed by the stockholders.

ARTICLE X
FORUM FOR ADJUDICATION OF DISPUTES

Section 10.01.          FORUM.  Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including any beneficial owner, within the meaning of Section 13(d) of the Exchange Act) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of Delaware or the Certificate of Incorporation or Bylaws (as either may be amended from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

Section 10.02.          PERSONAL JURISDICTION.  If any action the subject matter of which is within the scope of Section 10.01 of these Bylaws is filed in a court other than the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) (a “Foreign Action”) in the name of any stockholder (including any beneficial owner, within the meaning of Section 13(d) of the Exchange Act), such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 10.01 of these Bylaws and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 10.03.          ENFORCEABILITY.  Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.  If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.